Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
TRI-VALLEY CORPORATION
(a Delaware Corporation)

Dated as of March 29, 2011

ARTICLE I

SECTION 1. Offices.  Tri-Valley Corporation (hereinafter called the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

SECTION 2. Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meetings; Special Meetings.

(a)        Annual Meetings.  The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

(b)        Special Meetings.

(1)           Subject to the rights of any holders of any class of Preferred Stock which may from time to time come into existence and which are then outstanding, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies), the President of the Corporation, or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote (the “Requisite Percent”).

(2)           In order for a Stockholder Requested Special Meeting (as defined in this Section 1(b)(2)) to be called, one or more requests for a special meeting must be signed by the Requisite Percent of record holders (or their duly authorized agents) and delivered to the Secretary (each, a “Special Meeting Request,” collectively, the “Special Meeting Requests”).  The Special Meeting Request(s) shall be sent to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested.  The Special Meeting Request(s) shall (i) set forth a statement of the specific purpose(s) of the meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting, (ii) set forth the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), (iii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request(s), (iv) set forth (A) the name and address, as they appear in the Corporation's stock ledger, of each stockholder of record signing such request (or on whose behalf the Special Meeting Request(s) is signed) and the name and address of any beneficial owner on whose behalf such request is made, and (B) the class, if applicable, and number of shares of stock of the Corporation that are owned of record and beneficially by each such stockholder and any such beneficial owner on whose behalf the Special Meeting Request(s) is made, (v) set forth any material interest of each stockholder signing such request or any beneficial owner on whose behalf such request is made in the business proposed to be conducted at the special meeting, (vi) include a representation that the stockholders submitting the Special Meeting Request(s) and such beneficial owners, if any, on whose behalf such request is made, intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting, (vii) include a representation whether the stockholders or the beneficial owners, if any, intend or are part of a group which intends to solicit proxies with respect to the proposals or business to be presented at the special meeting, (viii) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ix) contain such other information, if applicable, which shall be set forth in a stockholder’s notice required by Section 7 of this Article II.   A stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)           The Secretary shall not be required to call a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) if (i) the Special Meeting Request(s) relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request(s) is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) an identical or substantially similar item (a “Similar Item”) was presented at a meeting of the stockholders held within 90 days prior to receipt by the Corporation of such Special Meeting Request(s) (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (iv) the Board of Directors calls an annual or special meeting of stockholders to be held not later than 60 days after the Secretary’s receipt of the Special Meeting Request(s) and a Similar Item is included in the Corporation's notice as an item of business to be brought before such annual or special meeting of stockholders, (v) a Similar Item is already included in the Corporation's notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) the Special Meeting Request(s) was made in a manner that involved a violation of Section 14(a) of the Exchange Act or the rules and regulations promulgated thereunder or other applicable law.

(4)           A Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than 90 days after the Secretary’s receipt of the properly submitted Special Meeting Request(s).

(5)           Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting.

SECTION 2. Notice of Meetings.  Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the place at which the list of stockholders may be examined, and, in the case of a special meeting, the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these Amended and Restated Bylaws, as the same may be amended from time to time (as may be amended from time to time, the “Bylaws”).  The Board of Directors may postpone, reschedule or cancel any meeting of stockholders previously scheduled by the Board of Directors, the Chairman of the Board or the President.

SECTION 3. Quorum and Adjournment.

(a)        Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”), a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority in voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally at the meeting, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting separately as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Article II, Section 3(b) of these Bylaws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(b)        Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 4. Organization.  Meetings of stockholders shall be presided over by the Chairman, or if there is no Chairman or if the Chairman is absent, the Presiding Director (as defined in Section 9 of Article III below), or if there is no Presiding Director or if the Presiding Director is absent, the Vice-Chairman, or if there is no Vice-Chairman or if the Vice-Chairman is absent, the President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

SECTION 5.  Voting; Proxies; Required Vote.

(a)        Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, except as otherwise provided by or pursuant to provisions of the Certificate of Incorporation, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any regulation applicable to the corporation or its securities, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, the affirmative vote of holders a majority in voting power of the shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b)        When specified business is to be voted on by a class or series of stock voting separately as a class, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, unless otherwise provided in the Certificate of Incorporation.

SECTION 6. Inspectors.  The Board of Directors, in advance of any meeting, may, and shall if required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7. Advance Notice of Stockholder Nominations and Other Business.

(a)        Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 7(a) or Section 7(d) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the board of directors.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first Public Disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).  For purposes of these Bylaws, “Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)        Stockholder Nominations. For the nomination of any person or persons for election to the board of directors, a Proposing Stockholder's notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and/or the beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder and/or the beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or the beneficial owner or any of their respective affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder or the beneficial owner, if any, intends or is part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c)        Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder's notice to the Secretary of the Corporation shall set forth, as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and any material interest in such business of such Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act, and (iii) the information required by Section 7(b)(vi) above. The foregoing notice requirements of this Section 7(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the board of directors or any committee thereof or stockholders pursuant to Article II, Section 1(b) hereof, or (y) provided that the board of directors or stockholders pursuant to Article II, Section 1(b) hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 7.  The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article II, Section 1(b) of these Bylaws.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder's notice required by this Section 7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth (10th) day following the day on which Public Disclosure is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)        General.

(1)           Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the requisite procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 7(b)(vi)(F) of this Article II), and (b) if any proposed nomination or business was not made or proposed in compliance with these Bylaws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 7(e), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           In addition to complying with the applicable provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws.  Compliance with these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (except for business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 7 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

SECTION 8. Required Vote for Directors.  At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 9. Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 10.               Written Consent of Stockholders Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

SECTION 11.                Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 2. Qualification; Number; Term; Remuneration.

(a)        Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.

(b)        Each director shall hold office until a successor is duly elected and qualified or until the director's earlier death, resignation, disqualification or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)        Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3. Quorum and Manner of Voting.  Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4. Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6. Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.

SECTION 7. Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least two (2) days before the day of the meeting.  Notice shall be deemed to be given at the time of mailing, but the said two (2) days’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8. Chairman of the Board.  Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article III, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9. Presiding Director.  If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a presiding director (“Presiding Director”) shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent.  If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors.  The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these Bylaws or the Board of Directors.

SECTION 10.                Organization.  At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act, the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the President, or in the President’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as Secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as Secretary.

SECTION 11.                Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.

SECTION 12.                Vacancies.  Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

SECTION 13.                Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14.                Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 2. Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

OFFICERS

SECTION 1. Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and/or Chief Executive Officer, a Chief Financial Officer, and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), and such other officers as the Board may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President.  Any two or more offices may be held by the same person.

SECTION 2. Term of Office.  Each officer of the Corporation shall hold office until such officer's successor is elected and qualifies or until such officer's earlier death, resignation or removal.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

SECTION 3. Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.

SECTION 4. President.  The President shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

SECTION 5. Vice-President.  Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the President.

SECTION 6. Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

SECTION 7. Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8. Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE VI

BOOKS AND RECORDS

SECTION 1. Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)       Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

STOCK

SECTION 1. Stock; Signatures.  Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended.  The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form.  Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President, Chief Executive Officer or Vice-President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, and in the case of stock represented by a certificate, upon surrender of the certificate.  Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3. Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VIII

DIVIDENDS

Subject to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X

CORPORATE SEAL

The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall begin on January 1 of each year and end on December 31 of each year, unless changed by resolution of the Board of Directors.

ARTICLE XII

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement.  Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XIII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments.  The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports.  The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, while a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) to the fullest extent not prohibited by applicable law; provided, however, that, if applicable law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XIV or otherwise (hereinafter an “undertaking”).

SECTION 2. Right of Indemnitee to Bring Suit. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth under applicable law. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article XIV or otherwise shall be on the Corporation.

SECTION 3. Non-Exclusivity of Rights.  The rights of indemnification and to the advancement of expenses conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

SECTION 5. Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 6. Indemnification of Employees or Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XIV with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

SECTION 7. Indemnification Contracts.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article XIV.

SECTION 8. Effect of Amendment.  Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE XV

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal these Bylaws.  The stockholders of the Corporation shall have the power to adopt, amend or repeal these Bylaws; provided, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 1(b), 7 and 8 of Article II, Sections 2 and 12 of Article III, Article XIV and this Article XV of these Bylaws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote or written consent of the holders of no less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote or express consent on amendments to these Bylaws.